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                      AMENDMENT TO PARTICIPATION AGREEMENT
                          DATED AS OF DECEMBER 22, 1994
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

                        PIONEER VARIABLE CONTRACTS TRUST
                         PIONEER FUNDS DISTRIBUTOR, INC.

                                       AND

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY


WHEREAS, First Allmerica Financial Life Insurance Company (formerly known as State Mutual Life Assurance Company of America), Pioneer Variable Contracts Trust and Pioneer Funds Distributor, Inc. entered into a Participation Agreement on December 22, 1994; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties do hereby agree that Schedule 1 to the Participation Agreement is amended to read in its entirety as follows:


                                   SCHEDULE 1


CONTRACTS FUNDED BY SEPARATE ACCOUNT


Allmerica Accumulator
333-87105
811-8114

Allmerica Ultimate Advantage
333-38276
811-8114

Fund Quest
333-90545
811-8114

Allmerica Value Generation (Annuity Scout)
333-87105
811-8114


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ExecAnnuity Plus
33-71052
811-8114

Allmerica Advantage
33-71052
811-8114

Delaware Medallion
33-71054
811-8114

Pioneer Vision-SM- & Pioneer Vision-SM- 2
33-86664
811-8872

Pioneer C-Vision-SM-
333-64833
811-8872


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All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of October 24th, 2000.



                             First Allmerica Financial Life Insurance Company


                             By:
                                  ---------------------------
                                      Richard M. Reilly

                             Title: Vice President


                             Pioneer Variable Contracts Trust


                             By:
                                  ---------------------------
                                      David D. Tripple

                             Title:   Executive Vice President


                             Pioneer Funds Distributor, Inc.

                             By:
                                  ---------------------------
                                      Steven M. Graziano

                             Title: President


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